NINTH AMENDMENT TO
                       CONNECTICUT NATURAL GAS CORPORATION
                           UNION EMPLOYEE SAVINGS PLAN
            (As Amended and Restated Effective as of January 1, 1989)


        The Connecticut Natural Gas Corporation Union Employee Savings Plan is

   hereby amended as follows:

        1.   The second sentence of Section 4.02 is amended to read as follows,

   effective July 1, 1998:

        "Unless otherwise prescribed by the Committee, changes may be made on a quarterly basis as of the date specified in the preceding sentence."

        2.   Section 5.01, as set forth in the Eighth Amendment, is amended by the addition of the following paragraph (f) at the end thereof:

             "(f) The provisions of this Section 5.01, as set forth in the Eighth Amendment, shall apply with respect to Participants represented by the Utility Workers Union of America Local 380 (Greenwich Union), effective July 1, 1998; provided, however, that any Participant in the Plan who is represented by the Greenwich Union as of that date and who, as of the preceding Change Date, April 1, 1998, had either (i) attained the age of fifty (50) years or (ii) completed thirty (30) years of Continuous Service, shall continue to be entitled to a matching contribution of up to six percent (6%) of the Participant s Compensation during the Payroll Period, or the amount of his CODA contributions for the Payroll Period, if less."

        3.   The seventh sentence of Section 7.06 is amended to read as follows, effective July 1, 1998:



        "Changes in the investment elections for existing Account balances and for future contributions are permitted at any time."

        4.   The fourth sentence of paragraph (a) of Section 7.09, as set forth in the Sixth Amendment, is amended by the deletion of the phrase "once per quarter" and the substitution of the phrase "at any time" in lieu thereof,

   effective July 1, 1998.

        5.   Subparagraph (b)(3) of Section 7.09, subparagraph (b)(7) of

   Section 7.09, paragraph (c) of Section 7.09, and paragraph (f) of Section

   7.09, all as set forth in the Sixth Amendment, are amended by the deletion of the term "once per quarter" wherever the same shall appear therein,

   effective July 1, 1998.

        6.   The provisions of Section 11.04 of the Plan, as set forth in the

   Eighth Amendment, entitled "Participant Loans", shall apply to Participants represented by the Utility Workers Union of America Local 380 (Greenwich

   Union) effective July 1, 1998, provided that they otherwise satisfy the requirements set forth therein.

        7.   The provisions of Section 5 of the Eighth Amendment are superceded to the extent provided by the provisions of this Ninth Amendment.

        8.   Except as hereinabove modified and amended, the Plan, as amended,

   shall remain in full force and effect.



















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        IN WITNESS WHEREOF, the Connecticut Natural Gas Corporation executes this Ninth Amendment this 9th day of June, 1998.


   ATTEST:               CONNECTICUT NATURAL GAS CORPORATION


   S/  Eileen Sheehan    By  S/  Arthur C. Marquardt
   -------------------  ------------------------------------
                           Its President














































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